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Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Meyers, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.
The Annual Report of Synplicity, Inc. on Form 10-K of the Company for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.
The information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Synplicity, Inc.
Date: March 14, 2008	By:	/s/ GARY MEYERS
	Name:	Gary Meyers
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

I, John J. Hanlon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.
The Annual Report of Synplicity, Inc. on Form 10-K of the Company for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.
The information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Synplicity, Inc.
Date: March 14, 2008	By:	/s/ JOHN J. HANLON
	Name:	John J. Hanlon
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Synplicity, Inc., and will be retained by Synplicity, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32